                                                                      Exhibit 24

                                POWER OF ATTORNEY

        The undersigned, as a Section 16 reporting person of SonicWALL, Inc.
(the "Company"), hereby constitutes and appoints Frederick M. Gonzalez and
Robert B. Knauff, and each of them, the undersigned's true and lawful attorney-in-fact to:

        1.      complete and execute Forms ID, 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to
                Section 16 of the Securities Exchange Act of 1934 (as amended)
                and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the
                undersigned's ownership, acquisition or disposition of
                securities of the Company; and

        2.      do all acts necessary in order to file such forms with the
                Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate.

        The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended).

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6 day of February, 2008.

                                        Signature: /s/ Marvin Blough
                                                   ----------------------------
                                        Print Name:    Marvin Blough

STATE OF CALIFORNIA           )

COUNTY OF SANTA CLARS         )

On FEBRUARY 6, 2008, before me, HELENA M. BRADLEY, NOTARY PUBLIC, personally appeared MARVIN BLOUGH, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature: /s/ Helena M. Bradley
           -----------------------------
               Notary Public

                                                  (Seal)

              HELENA M. BRADLEY
             Commission #1530039
         Notary Public - California
             Santa Clara County
        My Comm. Expires Nov 28, 2008